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                                   Exhibit 5

                                         August 9, 1995



     Bank of Boston Corporation 100 Federal Street
     Boston, Massachusetts 02110

               Re:  Issuance of Common Stock of Bank of Boston Corporation

     Ladies and Gentlemen:

          As General Counsel to Bank of Boston Corporation (the "Corporation") I, and attorneys in my office, have participated with the Corporation, its officers and officers of The First National Bank of Boston (the "Bank") in the preparation for filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement") covering 27,308 shares of the Corporation's common stock, par value $2.25 per share, which have been issued to and are being offered by, the Selling Stockholder (the "Shares"). In connection with filing such Registration Statement, the rules and regulations of the Commission require my opinion, in my capacity as General Counsel of the Corporation, on the matters set forth below.

          In rendering this opinion, I, and other attorneys in my office acting under my direction, have examined and relied upon originals or copies, certified or otherwise, of all such corporate records, documents, agreements or other instruments of the Corporation, and have made such investigation of Law and have discussed with the officers of the Corporation and its subsidiaries such questions of fact as we have deemed necessary or appropriate. In rendering this opinion, certificates and statements of officers and directors of the Corporation and its subsidiaries have been relied upon as to factual matters and the genuineness of all documents submitted as copies has been assumed.

          Based upon and subject to the foregoing, I am of the opinion that the Shares have been, and when sold by the Selling Stockholder, will be, duly authorized and issued by all necessary corporate action and are legally issued, fully paid and nonassessable.

          I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of my name in the Registration Statement and the related Prospectus.

                                         Very truly yours,

                                         /s/ Gary A. Spiess

                                         Gary A. Spiess
                                         General Counsel


     GAS:mes